EXHIBIT 5.1

February 28, 2025

Barrett Business Services, Inc.

8100 NE Parkway Drive, Suite 200

Vancouver, Washington 98662

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Barrett Business Services, Inc., a Maryland corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an indeterminate number or amount, as applicable, of (1) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (2) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (3) senior and subordinated debt securities (the “Debt Securities”); (4) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and (5) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, and Warrants (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities, and Warrants, the “Securities”). The Debt Securities will be issued, in one or more series, pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder (as it may be supplemented or amended from time to time, an “Indenture”), between the Company and a trustee to be selected by the Company (the “Trustee”), the form of which is attached to the Registration Statement as Exhibit 4.4. The Securities will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including (i) the Company’s Amended and Restated Charter, as amended

1140 SW Washington St, Ste 700 | Portland, OR 97205

Barrett Business Services, Inc. February 28, 2025 Page 2

through June 4, 2024 (the “Charter”); (ii) the Company’s bylaws, as amended through May 27, 2020 (the “Bylaws”); (iii) a copy of resolutions of the Company’s Board of Directors (the “Board of Directors”) relating to the Registration Statement, certified by the Company’s corporate secretary; and (iv) the Registration Statement and the exhibits thereto to be filed with the Commission. We have further relied as to certain factual matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

In our examination of the above-referenced documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies. For purposes of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.
the issuance, sale, number, or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Charter, the Bylaws and applicable Maryland law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;
B.
prior to the issuance of shares of one or more series of Preferred Stock, appropriate Articles Supplementary relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Maryland;
C.
the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective (and such effectiveness shall not have been terminated or rescinded) and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;
D.
the prospectus (the “Base Prospectus”) contained in the Registration Statement, describing the Securities offered thereby, which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), will have been prepared and filed with the Commission under the Securities Act;

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E.
the authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and no Securities will be issued or other action taken in contravention of any applicable limits established pursuant to such resolutions from time to time;
F.
any applicable definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”), and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered;
G.
to the extent that the obligations of the Company under the Indenture may depend upon such matters, (i) the Trustee will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities contemplated by the Indenture; (ii) a Form T-1 will be filed with the Commission with respect to the Trustee executing any Indenture or any supplemental indenture; (iii) the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture; and
H.
all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.
Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action

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and as contemplated by the Registration Statement and the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.
Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
3.
With respect to the Debt Securities, when (a) the applicable Indenture relating to the Debt Securities has been duly authorized, executed and delivered; (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (c) the terms of the Debt Securities and of their issuance and sale have been duly authorized by Corporate Action and established in conformity with the applicable Indenture, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Corporate Action and the applicable Indenture and issued and sold as contemplated in the Registration Statement and the applicable Prospectus, the Debt Securities will constitute valid and legally binding obligations of the Company. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
4.
With respect to the Warrants, when (a) the terms of any applicable warrant agreements under which the Warrants are to be issued have been duly established and the applicable warrant agreements have been duly authorized, executed, and delivered; (b) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement; and (c) the Warrants have been duly issued, executed, and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement and any applicable Prospectus; and if all the foregoing actions are taken upon due authorization by Corporate Action, and are taken and completed so as (x) not to violate

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any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.
5.
With respect to the Units, when (a) the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly authorized, executed, and delivered; (b) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements; and (c) the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement and any applicable Prospectus; and if all the foregoing actions are taken upon due authorization by Corporate Action, and are taken or completed so as (x) not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (y) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

The opinions set forth in paragraphs 3, 4 and 5 above are subject to (i) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Warrants or Debt Securities in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

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The foregoing opinions are limited to the laws of the State of New York and the Maryland General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ MILLER NASH LLP